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                                 EXHIBIT 24.1

ERNST & YOUNG
ONE OXFORD CENTRE
PITTSBURGH, PA 15219
412-644-7800


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated April 9, 1992 with respect to the consolidated financial statements and schedules for year 1991 included in the Annual Report on Form 10-K of Adience, Inc. for the year ended December 31, 1993.

We also consent to the incorporation by reference in the Registration Statement (Form S-1 No. 33-72024) pertaining to the registration of 10,000,000 shares of Adience, Inc. common stock of our reports dated April 9, 1992, with respect to the 1991 consolidated financial statements and schedules of Adience, Inc. for the year ended December 31, 1993.



                                             ERNST & YOUNG



Pittsburgh, Pennsylvania
March 25, 1994